Exhibit 10.12

SUBLICENSE AGREEMENT

This Sublicense Agreement (“Agreement”) is made as of February 11, 2026 by and between Krane Funds Advisors, LLC, a registered investment adviser having an office at 280 Park Avenue, 32nd Floor, New York, New York 10017 (“KFA”), on the one hand, and Krane Digital Investments, LLC (“Sponsor”) and KraneShares Crypto Trust, a Delaware statutory trust (“Trust”), on behalf of its series listed on Schedule 1 hereto (each, a “Fund” and collectively, the “Funds”), on the other hand.

RECITALS

WHEREAS, pursuant to the license and any related agreements (together, the “License Agreements”), between the index providers identified in Schedule 1 hereto (the “Index Providers”) and KFA, KFA obtained a license to use, in connection with the Funds, both the indexes compiled, calculated, maintained and published by the Index Providers identified in Schedule 1 hereto (each, an “Index” and collectively, the “Indexes”) and the trade names, trademarks, service marks and other marks and rights referred to in the License Agreements (the “Marks”);

WHEREAS, KFA has a limited right pursuant to the License Agreements to sublicense its rights thereunder to affiliates, such as Sponsor and the Trust;

WHEREAS, the Indexes and the Marks may be used in connection with the creation, offering, listing, trading, marketing and promotion of the Funds and disclosure about the Funds under applicable laws, rules and regulations and pursuant to the restrictions set forth in the License Agreements; and

WHEREAS, KFA wishes to grant a sublicense to Sponsor and the Trust, on behalf of the Funds, of its rights under the License Agreements in accordance with the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for good and valuable consideration set forth in this Agreement, the parties agree as follows:

1. Grant of Sublicense. Subject to the terms and conditions of this Agreement, KFA hereby grants to Sponsor and the Trust a non-exclusive and non-transferable sublicense to use and refer to the Indexes (and associated data and information) and Marks and any other rights that may be sublicensed under the License Agreements in the manner set forth in, and subject to the terms of, the License Agreements, in connection with the creation, offering, listing, trading, marketing and promotion of the Funds.

2. Ownership and Validity. As between the Index Providers and KFA, the Sponsor and Trust acknowledge Index Providers’ ownership of the entire right, title and interest in and to the Indexes and the Marks.

3. Performance of Obligations Under the License Agreements. The Sponsor and Trust will be responsible for performing KFA’s obligations under the License Agreements (other than the payment of license fees, which shall be paid by Sponsor, and the provision of any indemnifications to the Index Providers), as such obligations relate to use of the Indexes and the Marks in connection with the creation, offering, listing, trading, marketing and promotion of the Funds. The Sponsor and Trust shall otherwise comply with the terms and conditions of the License Agreements as if it were the licensee under the License Agreements.

4. Confidentiality. The Sponsor and Trust shall treat as confidential and shall not disclose or transmit to any third party: (a) any software or methodology relating to the Indexes, (b) any documentation or other materials that is designated by written communication as “Confidential” by the Index Providers or KFA, and (c) the terms of the License Agreement (collectively, “Confidential Information”). Confidential Information as described in clause (a) of the preceding sentence shall not include (i) any information that is available to the public or to the receiving party hereunder from sources other than the Index Providers or KFA (provided that such source is not subject to a confidentiality agreement with regard to such information), or (ii) any information that is independently developed by the Trust or Sponsor without use of or reference to information from the Index Providers or KFA. Notwithstanding the foregoing, the Trust may reveal Confidential Information to any person, regulatory agency or court of competent jurisdiction if such information to be disclosed is (a) approved in writing by KFA for disclosure or (b) required by law, regulatory agency, self-regulatory agency, governmental body or court order to be disclosed by Sponsor or the Trust. The provisions of this Section 4 shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure to the Trust of the last item of such Confidential Information.

5. Fees. The Trust shall have no obligation to pay any license or sublicense fees to KFA or Index Providers.

6. Term. This Agreement shall become effective upon execution by all parties and remain in effect unless terminated as provided herein.

7. Termination. This Agreement shall terminate with respect to a particular Index or Mark, as applicable, if: (a) the license granted with respect to a particular Index or Mark, as applicable, under the License Agreements terminates, (b) KFA or an entity controlling, controlled by or under common control with KFA ceases to exercise investment discretion over the Trust or relevant Fund(s), or (c) the relevant Fund is liquidated or terminated. KFA shall notify Sponsor and the Trust as soon as reasonably practicable of the occurrence of an event described in (a) or (b) above. Upon termination of this Agreement, the Trust’s right to use the Indexes or the Marks, as applicable, shall terminate.

8. Assignment. A party may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

9. Amendment. Except that Schedule 1 of this Agreement may be amended as necessary to add one or more additional Index Providers, Indexes or Funds, as applicable, no provision of this Agreement may be waived, altered, or amended, except by written agreement of the parties.

10. Limitation of Liability. KFA is expressly put on notice of, and hereby acknowledges and agrees to, the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust, as amended from time to time, and agrees that the obligations assumed by the Trust under this contract shall be limited in all cases to the Fund at issue and its assets. KFA shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, nor shall KFA seek satisfaction of any such obligation from the Trustee. KFA understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

12. Construction. Headings used in this Agreement are for convenience only and shall not affect the construction or interpretation of any of its provisions. Each of the provisions of this Agreement is severable, and the invalidity or inapplicability of one or more provisions, in whole or in part, shall not affect any other provision. To the extent not preempted by federal law, this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute only one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

KRANE FUNDS ADVISORS, LLC		KRANE DIGITAL INVESTMENTS, LLC

By:	/s/ Jonathan Shelon	By:	/s/ Jonathan Krane
Name:	Jonathan Shelon	Name:	Jonathan Krane
Title:	Chief Operating Officer	Title:	Chief Executive Officer

KRANESHARES CRYPTO TRUST

		By:	/s/ Jonathan Krane
		Name:	Jonathan Krane
		Title:	Principal Executive Officer

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Schedule 1

Index Provider	Index	Fund
MarketVector Indexes GmbH	Coinbase 50 Index	KraneShares Coinbase 50 Index ETF

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